As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 033-45395

Registration No. 333-58295

Registration No. 333-131824

Registration No. 333-173196

Registration No. 333-203886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 033-45395

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-58295

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-131824

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173196

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203886

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	35-1562245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o First Financial Bancorp.

255 East Fifth Street, Suite 700

Cincinnati, Ohio 45202

(Address, including zip code, of Principal Executive Offices)

MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan

Indiana United Bancorp Retirement Plan

Peoples Savings Bank of Troy 1995 Stock Option Plan

Peoples Savings Bank of Troy 2001 Stock Option Plan

MainSource Financial Group, Inc. 2003 Stock Option Plan

MainSource Financial Group, Inc. 2007 Stock Incentive Plan

MainSource Financial Group, Inc. 2015 Stock Incentive Plan

(Full Title of the Plans)

Archie M. Brown Jr.

President & CEO

First Financial Bancorp.

255 East Fifth Street, Suite 700

Cincinnati, Ohio 45202

(877) 322-9530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry C. Tomlin, Esq.

SmithAmundsen LLC

201 North Illinois Street

Capital Center, South Tower

Suite 1400

Indianapolis, Indiana 46204

(317) 464-4122

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effect Amendment is being filed to deregister unsold securities of MainSource Financial Group, Inc., an Indiana corporation (“MainSource”), that were registered on the following registration statements (collectively, the “Registration Statements”):

•                  Registration Statement on Form S-8, Registration No. 033-45395, filed with the Securities and Exchange Commission (the “SEC”) on January 29, 1992, as amended by Post-Effective Amendments Nos. 1-3, filed with the SEC on August 30, 1993, July 1, 1998, and April 1, 2002, respectively, regarding the registration of shares of common stock, no par value, of MainSource (“Common Stock”) for issuance under the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (f/k/a MainSource Financial Group, Inc. 401(k) and Retirement Plan; f/k/a Indiana United Bancorp 401(k) and Retirement Plan; f/k/a Indiana United Bancorp 401(k) Plan; f/k/a Indiana United Bancorp Retirement and Savings Incentive Plan).

•                  Registration Statement on Form S-8, Registration No. 333-58295, filed with the SEC on July 1, 1998, regarding the registration of shares of Common Stock for issuance under the Indiana United Bancorp Retirement Plan.

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•                  Registration Statement on Form S-4, Registration No. 333-131824, filed with the SEC on February 14, 2006, as amended by Post-Effective Amendment No. 1 on Form S-8, Registration No. 333-131824, filed with the SEC on August 15, 2006, regarding the registration of shares of Common Stock for issuance under the Peoples Savings Bank of Troy 1995 Stock Option Plan and Peoples Savings Bank of Troy 2001 Stock Option Plan.

•                  Registration Statement on Form S-8, Registration No. 333-173196, filed with the SEC on March 31, 2011, regarding the registration of shares of Common Stock for issuance under the MainSource Financial Group, Inc. 2003 Stock Option Plan and the MainSource Financial Group, Inc. 2007 Stock Incentive Plan.

•                  Registration Statement on Form S-8, Registration No. 333-203886, filed with the SEC on May 5, 2015, regarding the registration of shares of Common Stock for issuance under the MainSource Financial Group, Inc. 2015 Stock Incentive Plan.

MainSource entered into an Agreement and Plan of Merger, dated as of July 25, 2017, with First Financial Bancorp., an Ohio corporation (“First Financial”), pursuant to which MainSource will be merged with and into First Financial (the “Merger”). The Merger was consummated, and became effective, on April 1, 2018.

In connection with the Merger, MainSource has terminated all offerings of MainSource’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, MainSource hereby amends the Registration Statements to remove from registration any and all securities of MainSource registered but unsold under the Registration Statements as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 2, 2018.

FIRST FINANCIAL BANCORP. as successor to MainSource Financial Group, Inc.

By:	/s/ James M. Anderson
James M. Anderson
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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